FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to Executive Employment Agreement (this "**First Amendment**") is entered into effective as of June 6, 2024 (the "**Effective Date**") by and between **VAALCO ENERGY, INC.** ("**Company**") and **Thor Pruckl** ("**Executive**").

RECITALS:

A. Company and Executive are parties to that certain Executive Employment Agreement dated effective 18 April, 2024 (the "**Agreement**").

B. Company and Executive desire to amend the Agreement as hereinbelow set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Agreement and herein, the Agreement, effective as of the Effective Date, is hereby amended as set out below:

1. Definitions. All capitalized terms used herein shall have the same meaning as defined in the Agreement, unless otherwise defined in this First Amendment.

2. Long-Term Incentive Award. From and after the Effective Date, Section 3.3 of the Agreement shall consist of one sentence, and shall read, in its entirety, as follows:

> ***3.3 Equity Awards after the Effective Date.*** *During the Employment Period on and after the Effective Date, the Executive shall be eligible for restricted stock, stock options or other incentive awards in accordance with normal competitive pay practices, as part of the process and approach used for the Company's other senior executives, as determined by the Compensation Committee in its discretion.*

3. Entire Agreement/Conflict. The Agreement, as amended by this First Amendment, sets forth the entire agreement between the Parties with respect to the matters set forth herein. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Agreement shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Agreement, the terms and provisions of this First Amendment shall prevail.

4. Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement, and to the extent executed and delivered by means of a facsimile machine or other electronic transmission (including e-mail of a "pdf" signature, whether handwritten or by DocuSign or other electronic means), this First Amendment shall be treated in all manners and respects, and for all purposes, as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Executive Employment Agreement to be effective for all purposes as of the Effective Date.

COMPANY

VAALCO ENERGY, INC.

By: George Maxwell

Name: George Maxwell

Title: CEO

EXECUTIVE

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Thor Pruckl